UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): September 16, 2008

                             CHEVIOT FINANCIAL CORP.
                            -------------------------
               (Exact Name of Registrant as Specified in Charter)

            Federal                      0-50529                  56-2423750
-----------------------------      ---------------------      ------------------
(State or Other Jurisdiction)      (Commission File No.)      (I.R.S. Employer
      of Incorporation)                                      Identification No.)


3723 Glenmore Avenue, Cheviot, Ohio                                   45211
------------------------------------                              ------------
(Address of Principal Executive Offices)                           (Zip Code)

Registrant's telephone number, including area code:  (513) 661-0457
                                                     --------------


                                 Not Applicable
                                ---------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications  pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 5.02.  Departure of Directors or Certain  Officers;  Election of Directors;
            Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)  Not applicable.

(b)  Not applicable.

(c)  Not applicable.

(d)  Not applicable.

(e) Amended and Restated Employment Agreement. On September 16, 2008, the Board of Directors (the "Board") of Cheviot Savings Bank (the "Bank"), a wholly-owned subsidiary of Cheviot Financial Corp., adopted and the Bank entered into an amended and restated employment agreement with Thomas J. Linneman, the President and Chief Executive Officer of the Bank (the "Employment Agreement"). The Employment Agreement supersedes and replaces the employment agreement previously entered into with Mr. Linneman. The Employment Agreement was amended and restated to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"), and the final regulations issued thereunder. Under the revised Employment Agreement, upon termination of employment, Mr. Linneman will be paid a single cash lump sum payment equal to the benefits under any tax-qualified or non-qualified plan that Mr. Linneman would have received if he had continued to remain employed with the Bank for the remaining term of the Employment Agreement. All other terms of the Employment Agreement are materially consistent with the previously disclosed terms of the prior employment agreement entered into with the Mr. Linneman. The foregoing description of the Amended and Restated Employment Agreement is qualified in its entirety by reference to the Employment Agreement that is attached hereto as Exhibit 10.1 of this Current Report, and is incorporated by reference into this Item 5.02.

     Amended and Restated Change in Control Agreements. On September 16, 2008, the Board adopted and the Bank entered into an amended and restated change in control agreement with each of Kevin Kappa, the Vice President of Compliance of the Bank and Jeffrey Lenzer, the Vice President of Operations of the Bank (collectively, the "Agreements"). The Agreements supersede and replace the change in control agreements previously entered into with Messrs. Kappa and Lenzer. The Agreements were amended and restated to comply with Code Section 409A and the final regulations issued thereunder. Under the revised Agreements, the executives will no longer be entitled to elect the manner in which their severance payments will be paid at the time payments are due, and as a result their severance payments will be paid in a single cash lump sum distribution within 30 days following their termination of employment in connection with or subsequent to a change in control. All other terms of the Agreements are materially consistent with the previously disclosed terms of the prior change in control agreements entered into with Messrs. Kappa and Lenzer. The foregoing descriptions of the Agreements are qualified in their entirety by reference to the Agreements attached hereto as Exhibit 10.2 and Exhibit 10.3 of this Current Report, and are incorporated by reference into this Item 5.02.

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

     Change in Control Agreement. On September 16, 2008, the Board adopted and the Bank entered into a change in control agreement with Scott T. Smith, the Chief Financial Officer of the Bank (the "Change in Control Agreement'"). The Change in Control Agreement contains the same terms as the Agreements, as described above, and is qualified in its entirety by reference to the Change in Control Agreement attached hereto as Exhibit 10.4 of this Current Report, and is incorporated by reference into this Item 5.02.

     Amended and Restated Director Deferred Compensation Plan. On September 16, 2008, the Bank adopted the amended and restated directors deferred compensation plan (the "Plan"). The Plan supersedes and replaces the director deferred compensation plan previously adopted on March 16, 2004. The Plan was amended and restated to comply with Code Section 409A and the final regulations issued thereunder. The terms of the Plan are materially consistent with the previously disclosed terms of the plan that was previously adopted by the Bank. The foregoing description of the Plan is qualified in its entirety by reference to the Plan attached hereto as Exhibit 10.5 of this Current Report, and is incorporated by reference into this Item 5.02.


Item 9.01. Financial Statements and Exhibits.

(a)  Financial Statements of Businesses Acquired: None

(b)  Pro Forma Financial Information: None

(c)  Shell company transactions: None

(d)  Exhibits:

     Exhibit Number         Description
     -------------          -----------

     Exhibit 10.1           Amended and Restated Employment Agreement for
                            Thomas J. Linneman

     Exhibit 10.2 Amended and Restated Change in Control Agreement for Kevin Kappa

     Exhibit 10.3 Amended and Restated Change in Control Agreement for Jeffrey Lenzer

     Exhibit 10.4           Change in Control Agreement for Scott Smith

     Exhibit 10.5           Amended and Restated Directors Deferred Compensation
                            Plan

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



                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              CHEVIOT FINANCIAL CORP.


Date: September 16, 2008                 By:  /s/ Scott T. Smith
      ------------------                      ----------------------------------
                                              Scott T. Smith
                                              Chief Financial Officer
                                              (Duly Authorized Representative)




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